UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 8, 2009

Commission File Number: 001 – 32032

CONVENIENTCAST INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	83-0375241
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

1174 Manitou Dr., PO Box 363, Fox Island, WA 98333
 (Address of principal executive offices)

(253) 549-4336
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2009, Convenientcast Inc. (the “Company”, “we”, “us”) entered into an acquisition agreement with Global Fusion Media Inc. (“Global Fusion”). Pursuant to the terms of the acquisition agreement, we agreed to acquire C-Store Network, LLC (“C-Store”), a private company fully owned by Global Fusion and engaged in the business of advertising, in exchange for the issuance of 32,000,000 shares of our common stock to Global Fusion.

Terms and Conditions of the Acquisition Agreement

The following is a brief description of the terms and conditions of the acquisition agreement that are material to us:

1. no material adverse change will occur with the business or assets of our company or C-Store since the effective date of the acquisition agreement;

2. Global Fusion will own all interest in C-Store on the closing date of the acquisition agreement;

3. our company and Global Fusion will be reasonably satisfied with their respective due diligence investigation of each other;

4. Global Fusion will have delivered to our company audited financial statements for Galaxy for the last two fiscal years as well as the required interim period, prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

5. upon closing of the acquisition, we will have no more than 48,735,000 shares of our common stock issued and outstanding.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the acquisition as contemplated in the acquisition agreement.

The acquisition agreement is attached as Exhibit 2.1 to this Current Report.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

2.1	Acquisition Agreement with Global Fusion Media Inc., dated December 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009	CONVENIENTCAST INC.

By: /s/ Kevin Murphy
Kevin Murphy
Director, President, Chief Executive Officer